Exhibit 10

AMENDMENT TO
EQUITY LINE FINANCING AGREEMENT

This Amendment (this “Amendment”) to that certain Equity Line Financing Agreement, dated March 28, 2011 (the “Agreement”), is entered into this 25th day of August 2011, by and between Cybermesh International Corp., a Nevada corporation (the “Company”), and Da He LLC, a Florida limited liability company (“Investor” and together with Company, the “Parties”).

RECITALS

WHEREAS, the Parties previously entered into the Agreement, pursuant to which Investor had the right for the period of one year to purchase up to 20,000,000 shares of Company common stock at a price of $0.05 per share;

WHEREAS, the Parties wish to amend certain terms of the Agreement;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Agreement, except as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1.              Amendment to Agreement.

The Parties to this Amendment do hereby agree that the Agreement shall be amended as follows:

(a)	“Purchase Price” (defined in Section 1.01) shall mean $0.02 per share of Common Stock.

(b)	“aggregate Investment Amount” (as used in preamble and Section 2.01) or “aggregate Purchase Price” (as used in Section 1.01) shall be $600,000.

(c)	Maximum number of shares of Common Stock available for purchase by Investor pursuant to the Agreement (as stated in the preamble) is therefore increased to 30,000,000.

(d)	The Effective Date for the “Commitment Period” (defined in Section 1.01) shall be the date of this Amendment.

Section 2.              Capitalized Terms.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Section 3.              Governing Law.

The terms of this Amendment shall be governed by the law and in the manner provided for in the Agreement.  All other terms and conditions set forth in the Agreement, not otherwise modified by this Amendment, shall control over the interpretation of this Amendment.

Section 4.              Complete Agreement.

This Amendment and referenced Agreement constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof  There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Agreement.  No variation or modification of this Amendment or the above referenced Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

Section 5.              Counterparts.

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment.  The Parties may execute more than one copy of this Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Cybermesh International Corp		Da He, LLC

By:	/s/ John Samuel Porter	By:	/s/ Tessa Munz
Name:	John Samuel Porter	Name:	Tessa Munz
Title:	President	Title:	Manager